Exhibit 16.1

Ernst & Young LLP 303 Almaden Boulevard San Jose, CA 95110	Tel: +1 408 947 5500 Fax: +1 408 947 5717 ey.com

April 8, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 8, 2014, of Omnicell, Inc. and are in agreement with the statements contained in the third, fourth and fifth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited